Exhibit 99.1

Contact: Monique Greer 720-540-5268 mgreer@allos.com

Allos Therapeutics Reports Fourth Quarter and Full Year 2010 Financial Results

- Conference Call Scheduled for Today at 4:30 p.m. ET -

WESTMINSTER, Colo., March 3, 2011 — Allos Therapeutics, Inc. (Nasdaq: ALTH) today reported financial results for the fourth quarter and full year ended December 31, 2010.

Financial Highlights:

•                  In January 2010, the Company commenced the commercial launch of FOLOTYN® (pralatrexate injection) — the first and only drug approved in the U.S. for the treatment of patients with relapsed or refractory peripheral T-cell lymphoma (PTCL).

•                  $11.8 million in gross product sales to health care providers for the fourth quarter 2010, a 27 percent sequential increase over third quarter 2010.

•                  $11.7 million and $35.2 million in net product sales for the fourth quarter and full year 2010, respectively.

•                  $98.6 million in total cash and investments and no debt as of December 31, 2010.

“We made important progress during 2010, including the launch of FOLOTYN in the United States and the build-out of our commercial infrastructure,” said Paul L. Berns, president and chief executive officer of Allos Therapeutics.  “We are encouraged by the initial trial, use and adoption of FOLOTYN in the first full year of commercialization.  We believe the market opportunity for relapsed or refractory PTCL is substantial, and our goal is to establish FOLOTYN as the standard of care for this patient population.  Our key objectives in 2011 include driving U.S. sales of FOLOTYN for relapsed or refractory PTCL, advancing studies of FOLOTYN in other hematologic malignancies and expanding the commercial potential of FOLOTYN outside the U.S. through a potential strategic partnership and pursuing regulatory approval in the EU.”

Allos sells FOLOTYN to pharmaceutical wholesale distributors who then resell FOLOTYN to patients’ health care providers.  As previously reported, the Company’s fourth quarter 2010 sales, including a comparison to the third quarter 2010, are summarized as follows:

$ in millions	Q3 2010	Q4 2010	% Increase
Gross product sales to distributors (factory sales)	$9.7	$12.1	25%
Gross product sales to health care providers (demand sales)	$9.3	$11.8	27%
Net product sales, excluding $1.1M Q4 one-time increase	$8.2	$10.6	29%
Net product sales, including $1.1M Q4 one-time increase	$8.2	$11.7	42%

A reconciliation of gross to net product sales for the fourth quarter 2010 is as follows:

$ in millions	Q4 2010
Gross factory sales	$12.1
Gross to net sales adjustments of 12%	$(1.5)
Net product sales, excluding one-time increase	$10.6
One-time increase	$1.1
Net product sales, including one-time increase	$11.7

Prior to the fourth quarter 2010, the Company recognized revenue on the basis of demand sales.  During the fourth quarter 2010, the Company began recognizing revenue on the basis of factory sales, as the Company established a sufficient history in order to reasonably estimate returns in accordance with GAAP.  The $1.1 million one-time increase in fourth quarter 2010 net product sales represents the cumulative difference between factory sales and demand sales at the end of the third quarter 2010 less applicable gross to net sales adjustments.

Net product sales for the fourth quarter and full year 2010 were $11.7 million and $35.2 million, respectively, which include one-time increases of $1.1 million and $0.6 million, respectively, resulting from the change in the Company’s revenue recognition methodology.

Net loss for the fourth quarter and full year 2010 were $18.1 million and $77.4 million, or $0.17 and $0.74 per share, respectively.

Total operating costs and expenses, excluding non-cash stock based compensation expense, for the fourth quarter and full year 2010 were $27.8 million and $102.8 million, respectively, which was lower than the Company’s full year 2010 guidance of $105 to $110 million.  Stock based compensation expense for the fourth quarter and full year 2010 was $3.5 million and $11.4 million, respectively.

•                  Cost of sales for the fourth quarter and full year 2010 was $1.3 million and $3.6 million, respectively.

•                  Research and development expenses for the fourth quarter and full year 2010 were $8.3 million and $31.4 million, respectively.

•                  Selling, general and administrative expenses for the fourth quarter and full year 2010 were $21.6 million and $78.8 million, respectively.

Interest and other income for the fourth quarter and full year 2010 of $1.5 million includes a cash payment of approximately $1.5 million received by the Company under the Therapeutic Discovery Tax Credit.

As of December 31, 2010, the Company had no debt, and cash, cash equivalents and investments totaling $98.6 million.

Financial Guidance for 2011

Total operating costs and expenses, excluding cost of sales and non-cash stock-based compensation expense, are expected to approximate $95 to $98 million for 2011.  Stock-based compensation expense is expected to approximate $13 to $15 million for 2011.

Gross to net sales adjustments are expected to approximate 12 percent of factory sales for 2011.  Cost of sales is expected to approximate 10 percent of factory sales for 2011, which includes the current 8 percent royalty on FOLOTYN sales.  Actual financial results for 2011 will vary based upon many factors, including the amount of FOLOTYN sales and rate of patient enrollment in FOLOTYN clinical trials that are ongoing and planned for initiation in 2011.

2011 Key Business Priorities

•                  Drive growth in U.S. sales of FOLOTYN for relapsed or refractory PTCL

•                  Pursue regulatory approval to market FOLOTYN in the European Union for relapsed or refractory PTCL

•                  The Company’s Marketing Authorisation Application (MAA) was accepted for review by the European Medicines Agency (EMA) in December 2010

•                  Secure strategic partner for the co-development of FOLOTYN globally and commercialization outside the United States

•                  Advance FOLOTYN development program in hematologic malignancies and pursue new indications

•                  Obtain FDA agreement and initiate Phase 3 trial of sequential FOLOTYN in previously untreated patients with PTCL following CHOP or a CHOP-like chemotherapy regimen

•                  The Company announced today that it has reached agreement on this trial with the U.S. Food and Drug Administration (FDA) under its Special Protocol Assessment (SPA) process

•                  Determine maximum tolerated dose and obtain FDA agreement  for Phase 3 trial of FOLOTYN in combination with systemic bexarotene in patients with relapsed or refractory cutaneous T-cell lymphoma (CTCL)

•                  Explore FOLOTYN’s utility in solid tumors through targeted investments

•                  Ongoing collaboration with the National Comprehensive Cancer Network (NCCN) Oncology Research Program

•                  Complete ongoing Company-sponsored studies in bladder and breast cancer

2010 and Recent Highlights

U.S. Commercial:

•                  Commenced commercial launch of FOLOTYN for patients with relapsed or refractory PTCL in January 2010.

•                  Achieved sequential growth in quarterly sales during 2010; reported 27 percent sequential increase in fourth quarter demand sales over third quarter 2010.

Research and Development:

•                  Received notice that the NCCN updated the non-Hodgkin lymphoma Clinical Practice Guidelines and the Drug and Biologics Compendium to include FOLOTYN for the treatment of CTCL patients with mycosis fungoides and Sézary syndrome.  NCCN is recognized by the Centers for Medicare and Medicaid Services and private payers as a mandated reference for oncology coverage policies.

•                  Announced the Company’s MAA was accepted for review by the EMA in December 2010.

•                  Reported updated results from pivotal PROPEL study of FOLOTYN in patients with relapsed or refractory PTCL at the 52nd Annual Meeting of the American Society of Hematology (ASH).

•                  Reported updated results from ongoing dose finding investigational Phase 1 study that demonstrated activity of FOLOTYN in patients with CTCL at ASH.

•                  Reported top-line results in July and additional data at the European Society of Medical Oncology in October 2010 demonstrating the clinical activity of FOLOTYN in a randomized study relative to erlotinib, an approved active agent in non-small cell lung cancer (NSCLC).  The Company announced in January 2011 that it will not pursue Phase 3 studies for NSCLC at this time.

•                  Reached agreement with FDA under its SPA process on the design of the Company’s Phase 3 trial of sequential FOLOTYN in previously untreated patients with PTCL following CHOP or a CHOP-like chemotherapy regimen.

Corporate:

•                  Received approximately $1.5 million under the Therapeutic Discovery Tax Credit in the fourth quarter 2010.

Conference Call Information

Allos will host a conference call to review its fourth quarter and full year 2010 financial results today, March 3, 2011 at 4:30 p.m. ET.  Participants can access the call at 1-800-762-8779 (U.S.) or +480-629-9771 (Canada and international).  To access the live audio webcast or the subsequent archived recording, visit the “Investors - Presentations and Events” section of the Allos website at www.allos.com.  Webcast and telephone replays of the conference call will be available approximately two hours after the completion of the call.  Callers can access the replay by dialing 800-406-7325 (domestic) or 303-590-3030 (international).  The passcode is 4410612#. The webcast will be recorded and available for replay on Allos’ website until March 17, 2011.

About Peripheral T-Cell Lymphoma

T-cell lymphomas comprise a biologically diverse group of blood cancers that account for approximately 10% to 15% of all cases of non-Hodgkin lymphoma (NHL).(1-3)  The Company estimates the current annual incidence of PTCL to be approximately 5,900 patients in the U.S. and approximately 6,000 to 7,000 patients in the top five European markets.  The outcome of patients with PTCL is poor and the majority of patients ultimately have relapsed or refractory disease to a variety of agents, including multi-agent chemotherapy with CHOP (cyclophosphamide, doxorubicin, vincristine, and prednisone) or CHOP-like regimens.  The 5-year overall survival rate in these patients is 25% to 40%, depending on sub-type.(4-5)

About FOLOTYN

FOLOTYN, a folate analogue metabolic inhibitor, was discovered by Sloan-Kettering Institute for Cancer Research, SRI International and Southern Research Institute and developed by Allos Therapeutics.  In September 2009, the FDA granted accelerated approval for FOLOTYN for use as a single agent for the treatment of patients with relapsed or refractory PTCL.  This indication is based on overall response rate.  Clinical benefit such as improvement in progression-free survival or overall survival has not been demonstrated.  FOLOTYN has been available to patients in the U.S. since October 2009.

About Allos Therapeutics

Allos Therapeutics, Inc. (Nasdaq: ALTH) is a biopharmaceutical company committed to the development and commercialization of innovative anti-cancer therapeutics.  Allos is currently focused on the development and commercialization of FOLOTYN® (pralatrexate injection), a folate analogue metabolic inhibitor.  FOLOTYN is the first and only drug approved in the U.S. for the treatment of patients with relapsed or refractory peripheral T-cell lymphoma.  Allos is also developing FOLOTYN in other hematologic malignancies and solid tumors. Allos retains exclusive worldwide rights to FOLOTYN for all indications.  Allos is headquartered in Westminster, CO.  For additional information, please visit www.allos.com.

IMPORTANT SAFETY INFORMATION

Warnings and Precautions

FOLOTYN may suppress bone marrow function, manifested by thrombocytopenia, neutropenia, and anemia. Monitor blood counts and omit or modify dose for hematologic toxicities.

Mucositis may occur. If >Grade 2 mucositis is observed, omit or modify dose. Patients should be instructed to take folic acid and receive vitamin B12 to potentially reduce treatment-related hematological toxicity and mucositis.

Fatal dermatologic reactions may occur. Dermatologic reactions may be progressive and increase in severity with further treatment. Patients with dermatologic reactions should be monitored closely, and if severe, FOLOTYN should be withheld or discontinued.

Tumor lysis syndrome may occur. Monitor patients and treat if needed.

FOLOTYN can cause fetal harm. Women should avoid becoming pregnant while being treated with FOLOTYN and pregnant women should be informed of the potential harm to the fetus.

Use caution and monitor patients when administering FOLOTYN to patients with moderate to severe renal function impairment.

Elevated liver function test abnormalities may occur and require monitoring. If liver function test abnormalities are >Grade 3, omit or modify dose.

Adverse Reactions

The most common adverse reactions were mucositis (70%), thrombocytopenia (41%), nausea (40%), and fatigue (36%).  The most common serious adverse events are pyrexia, mucositis, sepsis, febrile neutropenia, dehydration, dyspnea, and thrombocytopenia.

Use in Specific Patient Population

Nursing mothers should be advised to discontinue nursing or the drug, taking into consideration the importance of the drug to the mother.

Drug Interactions

Co-administration of drugs subject to renal clearance (e.g., probenecid, NSAIDs, and trimethoprim/sulfamethoxazole) may result in delayed renal clearance.

Please see FOLOTYN Full Prescribing Information at www.folotyn.com.

Safe Harbor Statement

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include statements regarding the commercialization of FOLOTYN for the treatment of patients with relapsed or refractory PTCL; the Company’s projected operating costs and expenses for fiscal year 2011; the Company’s intent to enter into a strategic partnership for the continued development and potential future commercialization of FOLOTYN outside the United States; and other statements that are other than statements of historical facts.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and other similar terminology or the negative of these terms, but their absence does not mean that a particular statement is not forward-looking.  Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements. Important factors that may cause actual results to differ materially include, but are not limited to, the risks and uncertainties associated with the commercialization of FOLOTYN; the ability to expand the approved indications for FOLOTYN; the status of reimbursement from third party payers; the Company’s dependence on third party manufacturers; the Company’s compliance with applicable regulatory requirements, including the healthcare fraud and abuse laws and the Company’s post-marketing requirements; that the design of and data collected from the PROPEL trial may not be adequate to demonstrate the safety and efficacy of FOLOTYN for the treatment of patients with relapsed or refractory PTCL, or otherwise be sufficient to support EMA approval; that the Company may lack the financial resources and access to capital to support its future operations, including its product development and commercialization plans for FOLOTYN and that the Company may be unable to negotiate a strategic partnership for the continued development and potential future commercialization of FOLOTYN outside the United States on acceptable terms, or at all.  Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and in the Company’s other periodic reports and filings with the Securities and Exchange Commission.  The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release.  All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this presentation, except as required by law.

Note: The Allos logo and FOLOTYN name are registered trademarks of Allos Therapeutics, Inc.

References:

(1)          The Non-Hodgkin’s Lymphoma Classification Project. A clinical evaluation of the International Lymphoma Study Group classification of non-Hodgkin’s lymphoma. Blood. 1997;89(11):3909-3908.

(2)          Hennessy BT, Hanrahan EO, Daly PA. Non-Hodgkin lymphoma: an update [review]. Lancet Oncol. 2004;5(6):341-353.

(3)          O’Leary HM, Savage KJ. Novel therapies in peripheral T-cell lymphomas [review]. Curr Oncol

Rep. 2008;134(5):202-207.

(4)          Savage KJ, Chhanabhai M, Gascoyne RD, et al. Characterization of peripheral T-cell lymphomas in a single North American institution by the WHO classification. Ann Oncol 2004;15(10):1467-75.

(5)          Savage KJ. Peripheral T-cell Lymphomas. Blood Rev. 2007;21:201-216.

Note: The Allos logo and FOLOTYN name are registered trademarks of Allos Therapeutics, Inc.

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(Tables follow)

ALLOS THERAPEUTICS, INC.

CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except share and per share information)

(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Net product sales	$11,705	$3,585	$35,227	$3,585

Operating costs and expenses:
Cost of sales, excluding amortization expense	1,317	408	3,647	408
Research and development	8,303	7,944	31,359	32,618
Selling, general and administrative	21,631	18,121	78,782	44,448
Amortization of intangible asset	114	114	454	121
Total operating costs and expenses	31,365	26,587	114,242	77,595
Operating loss	(19,660)	(23,002)	(79,015)	(74,010)
Interest and other income, net	1,518	76	1,520	380
Loss before income taxes	(18,142)	(22,926)	(77,495)	(73,630)
Income tax benefit	—	—	78	77
Net loss	$(18,142)	$(22,926)	$(77,417)	$(73,553)
Net loss per share: basic and diluted	$(0.17)	$(0.22)	$(0.74)	$(0.81)
Weighted average shares: basic and diluted	105,373,147	102,007,968	105,123,420	90,469,720

ALLOS THERAPEUTICS, INC.

CONDENSED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31,	December 31,
	2010	2009
ASSETS
Cash, cash equivalents and investments	$98,565	$158,544
Accounts receivable	12,076	4,862
Intangible asset, net	5,225	5,679
Other assets	2,645	4,130
Property and equipment, net	2,245	2,169
Total assets	$120,756	$175,384
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities, excluding deferred revenue	$22,558	$15,171
Deferred revenue	—	669
Stockholders’ equity	98,198	159,544
Total liabilities and stockholders’ equity	$120,756	$175,384